Exhibit 99.1

Quantum Reports Fiscal First Quarter 2026 Financial Results

Leadership Team Executing Steps to Improve Operational and Financial Performance.

SAN JOSE, Calif. — September 10, 2025 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), today announced financial results for its fiscal first quarter 2026 ended June 30, 2025.

Management Commentary
“Since my recent appointment in June, I’ve been dedicating a significant portion of my time toward conducting in-depth reviews of the business operations with our internal teams as well as meeting with key customers and partners,” stated Hugues Meyrath, CEO of Quantum. “Leveraging extensive industry experience and my familiarity of the Company as a board member, the Company has implemented immediate and ongoing actions aimed at further improving the cost structure and balance sheet. Additionally, we have recently strengthened our executive team with key new hires in sales and marketing to execute on our revitalized go-to-market strategy, as well as expanded the Board with two newly appointed directors that each bring highly relevant industry experience.

“I believe Quantum has a solid foundation of high-value assets with a tangible opportunity to improve sales distribution and execution to take the Company to the next level. Additionally, we continue to prioritize debt reduction and working capital requirements, and to-date, the Company has raised approximately $83 million in net proceeds from the previously announced standby equity purchase agreement. Despite the disappointing performance in fiscal first quarter, we are encouraged by positive developments and renewed business prospects following the refresh of our leadership team. We expect our decisive actions to result in noticeably improved bottom line performance beginning in the September quarter.”

Fiscal First Quarter 2026 vs. Prior Fiscal Year Quarter
Revenue for the fiscal first quarter of 2026 was $64.3 million, compared to $72.3 million in the fiscal first quarter of 2025. GAAP gross profit in the fiscal first quarter of 2026 was $22.7 million, or 35.3% of revenue, compared to $27.1 million, or 37.4% of revenue, in the prior fiscal year quarter.

Total GAAP operating expenses in the fiscal first quarter of 2026 were $35.3 million, or 54.9% of revenue, compared to $43.9 million, or 60.7% of revenue, in the fiscal first quarter of 2025. Selling, general and administrative expenses were $26.2 million, compared to $34.4 million in the prior fiscal year quarter. Research and development expenses in the fiscal first quarter of 2026 were $6.7 million, compared to $8.3 million in the prior fiscal year quarter.

GAAP net loss in the fiscal first quarter of fiscal 2026 was $17.2 million, or ($1.87) per share, compared to a GAAP net loss of $19.9 million, or ($4.15) per share, in the prior fiscal year quarter. Excluding stock compensation, restructuring charges, and other non-recurring costs, non-GAAP adjusted net loss in the quarter was $14.5 million, or ($1.58) per share, compared to an adjusted net loss of $7.6 million, or ($1.59) per share, in the fiscal first quarter of 2025.

Adjusted EBITDA in fiscal first quarter 2026 was negative $6.5 million, compared to negative $2.2 million in the first quarter of fiscal year 2025.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of June 30, 2025)
•Cash, cash equivalents and restricted cash were $37.5 million, compared to $16.6 million as of March 31, 2025.
•Total interest expense for the quarter was $6.5 million, compared to $6.8 million in the prior quarter.

•Outstanding term loan debt, excluding debt issuance costs, was $104.3 million, compared to $102.5 million as of March 31, 2025. The Company had no outstanding borrowings on its revolving credit facility at the end of the quarter, compared to $26.6 million as of March 31, 2025.

Business Outlook
Fiscal second quarter 2026 guidance is as follows:
•Revenue of $61 million, plus or minus $2 million
•Non-GAAP adjusted operating expenses of $27 million, plus or minus $2 million
•Non-GAAP adjusted basic net loss per share of ($0.26), plus or minus $0.10
•Adjusted EBITDA of approximately breakeven
This assumes an effective annual tax rate of 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 13.3 million in the fiscal second quarter of 2026.

Conference Call and Webcast
Management will host an earnings and business update conference call today at 5:00 p.m. ET (2:00 p.m. PT). The live conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13755862. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through September 17, 2025. To access the replay dial 1-877-660-6853 and enter the conference ID 13755862 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the first fiscal quarter of 2026; the anticipated benefits of the standby equity purchase agreement; our belief that we are well positioned to deliver increasing profitability and cash flow in the coming years; and our focus, goals, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans, including equity and debt financing options; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on August 26, 2025, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$37,404	$16,464
Restricted cash	143	139
Accounts receivable, net of allowance for credit losses of $100 and $99, respectively	48,445	52,502
Manufacturing inventories	18,507	20,336
Service parts inventories	1,523	2,098
Prepaid expenses	3,763	2,738
Other current assets	8,658	8,529
Total current assets	118,443	102,806
Property and equipment, net	11,025	11,378
Goodwill	12,969	12,969
Intangible assets, net	51	281
Right-of-use assets	8,314	8,580
Other long-term assets	18,352	19,388
Total assets	$169,154	$155,402
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,824	$31,463
Accrued compensation	10,250	9,214
Deferred revenue, current portion	69,675	75,076
Accrued restructuring	1,779	786
Term debt	96,713	96,486
Revolving credit facility	—	26,600
Other accrued liabilities	18,511	17,982
Total current liabilities	223,752	257,607
Deferred revenue, net of current portion	36,580	38,847
Operating lease liabilities	8,787	8,934
Other long-term liabilities	14,421	14,380
Total liabilities	283,540	319,768

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 13,319 and 6,962 shares issued and outstanding	133	70
Additional paid-in capital	846,046	779,645
Accumulated deficit	(959,677)	(942,471)
Accumulated other comprehensive loss	(888)	(1,610)
Total stockholders’ deficit	(114,386)	(164,366)
Total liabilities and stockholders’ deficit	$169,154	$155,402

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2025	2024
Revenue:
Product	$37,535	$42,652
Service and subscription	24,943	26,711
Royalty	1,808	2,902
Total revenue	64,286	72,265
Cost of revenue:
Product	30,745	32,555
Service and subscription	10,829	12,653
Total cost of revenue	41,574	45,208
Gross profit	22,712	27,057
Operating expenses:
Sales and marketing	12,655	13,295
General and administrative	13,569	21,065
Research and development	6,661	8,308
Restructuring charges	2,423	1,192
Total operating expenses	35,308	43,860
Loss from operations	(12,596)	(16,803)
Other income (expense), net	(430)	(41)
Interest expense	(6,516)	(3,790)
Change in fair value of warrant liabilities	—	1,666
Gain (loss) on debt extinguishment	2,559	(695)
Net loss before income taxes	(16,983)	(19,663)
Income tax provision	223	235
Net loss	$(17,206)	$(19,898)

Net loss per share - basic and diluted	$(1.87)	$(4.15)
Weighted average shares - basic and diluted	9,187	4,792

Net loss	$(17,206)	$(19,898)
Foreign currency translation adjustments, net	722	142
Total comprehensive loss	$(16,484)	$(19,756)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(17,206)	$(19,898)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,032	1,780
Amortization of debt issuance costs	2,075	804
Noncash lease expense	343	464
Gain (loss) on debt extinguishment	(2,559)	695
Provision for product and manufacturing inventories	2,701	407
Stock-based compensation	(529)	925
Paid in kind interest	1,758	684
Change in fair value of warrant liabilities	—	(1,666)
Other non-cash	1,201	(409)
Changes in assets and liabilities:
Accounts receivable, net	4,043	6,346
Manufacturing inventories	(783)	(1,325)
Service parts inventories	486	1,475
Prepaid expenses	(1,024)	(1,694)
Operating lease liabilities	(283)	(87)
Accounts payable	(4,484)	6,828
Accrued compensation	1,036	(2,123)
Accrued restructuring charges	993	404
Deferred revenue	(7,668)	(6,048)
Other current assets	840	98
Other current liabilities	1,136	10,444
Net cash used in operating activities	(16,892)	(1,896)
Investing activities
Purchases of property and equipment	(1,192)	(1,620)
Net cash used in investing activities	(1,192)	(1,620)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	—
Repayments of long-term debt	(909)	(13,537)
Borrowings of credit facility	71,625	105,568
Repayments of credit facility	(98,682)	(96,829)
Proceeds from shares issued related to the SEPA, net	66,994	—
Net cash provided by financing activities	39,028	(4,798)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(3)
Net change in cash, cash equivalents and restricted cash	20,944	(8,317)
Cash, cash equivalents, and restricted cash at beginning of period	16,603	25,860
Cash, cash equivalents, and restricted cash at end of period	$37,547	$17,543
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the statement of cash flows:
Cash and cash equivalents	37,404	$17,287
Restricted cash, current	143	256
Cash, cash equivalents and restricted cash at the end of period	$37,547	$17,543
Supplemental disclosure of cash flow information
Cash paid for interest	$2,987	$2,134
Cash paid for income taxes, net	$141	$495
Non-cash transactions
Purchases of property and equipment included in accounts payable	$105	$(135)
Right-of-use assets obtained in exchange for new lease liabilities	$—	$231

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net income (loss) and adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, and fair value of warrants adjustments.

Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net income (loss) before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, and fair value of warrants adjustments. We calculate adjusted net income (loss) per basic and diluted share using the above-referenced definition of adjusted net income (loss).

We have provided below reconciliations of adjusted EBITDA and adjusted net income (loss) to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended June 30, 2024, we excluded the costs associated with the restatement of financial statements for fiscal year 2022, fiscal year 2023 and associated quarters, and the first fiscal quarter of 2024. We do not believe it is indicative of our ongoing operations; accordingly, we have excluded the impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted earnings or net income (loss) per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net loss and diluted EPS with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended June 30,
(in thousands)	2025	2024
GAAP net loss	$(17,206)	$(19,897)
Interest expense, net	6,516	3,905
Provision for income taxes	223	235
Depreciation expense	1,277	1,318
Stock-based compensation expense	(529)	925
Restructuring charges	2,532	1,192
Gain (loss) on debt extinguishment	(2,559)	695
Amortization of acquisition-related intangible assets	230	462
Non-recurring project costs	3,012	10,650
Fair value of warrants adjustments	—	(1,666)
Adjusted EBITDA	$(6,504)	$(2,181)

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended June 30,
(in thousands)	2025	2024
GAAP net loss	$(17,206)	$(19,897)
Stock-based compensation expense	(529)	925
Restructuring charges	2,532	1,192
Loss on debt extinguishment	(2,559)	695
Amortization of acquisition-related intangible assets	230	462
Non-recurring project costs	3,012	10,650
Non-recurring interest expense	—	116
Fair value of warrants adjustments	—	(1,666)
Adjusted net loss	$(14,520)	$(7,523)

Adjusted net loss per share – basic and diluted	$(1.58)	$(1.57)
Weighted average shares – basic and diluted	9,187	4,792